UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 29, 2004

Date of report (date of earliest event reported)

STELLENT, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-19817	41-1652566

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

7777 Golden Triangle Drive, Eden Prairie, Minnesota	55344

(Address of principal executive offices)	(Zip Code)

Telephone Number: (952) 903-2000

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

     (c)    Exhibits

99	Stellent, Inc. press release dated April 29, 2004.

Item 12. Results of Operation and Financial Condition

The information in this section is being furnished to, but not filed with, the Securities and Exchange Commission.

On April 29, 2004, Stellent, Inc. (“Stellent”) issued a press release that included financial information for its fiscal fourth quarter and year ended March 31, 2004. A copy of the press release is attached as Exhibit 99 to this Form 8-K.

The press release reported the following condensed consolidated statement of operations data (in thousands, except per share amounts) (unaudited):

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
Revenues:
Product licenses	$11,332	$9,996	$41,571	$40,364
Services	9,312	6,817	34,203	25,070

Total revenues	20,644	16,813	75,774	65,434

Cost of revenues:
Product licenses	1,544	1,460	4,936	6,480
Amortization of capitalized software from acquisitions	369	470	1,574	1,892
Services	4,752	3,266	17,157	12,146

Total cost of revenues	6,665	5,196	23,667	20,518

Gross profit	13,979	11,617	52,107	44,916

Operating expenses:
Sales and marketing	9,217	8,767	39,122	38,343
General and administrative	1,927	3,383	8,856	11,301
Research and development	3,420	3,203	13,263	15,766
Acquisition and related costs	—	125	—	1,127
Amortization of acquired intangible assets and other	118	1,651	2,006	6,635
Restructuring charges	(69)	351	743	4,368

Total operating expenses	14,613	17,480	63,990	77,540

Loss from operations	(634)	(5,863)	(11,883)	(32,624)
Other:
Interest income, net	204	336	982	1,957
Investment gain on sale (impairment)	—	(1,083)	388	(1,733)

Net loss	$(430)	$(6,610)	$(10,513)	$(32,400)

Net loss per common share — basic and diluted	$(0.02)	$(0.30)	$(0.48)	$(1.45)
Weighted average common shares outstanding — basic and diluted	22,265	22,281	22,028	22,345

The press release also included the following non-GAAP supplemental financial measures (in thousands, except per share amounts) (unaudited):

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
Supplemental information:	2004	2003	2004	2003
Net loss	$(430)	$(6,610)	$(10,513)	$(32,400)
Add back charges:
Amortization of acquired intangible assets and other	118	1,651	2,006	6,635
Amortization of capitalized software from acquisitions	369	470	1,574	1,892
Acquisition and related costs	—	125	—	1,127
Restructuring charges	(69)	351	743	4,368
Investment (gain on sale) impairment	—	1,083	(388)	1,733

Total add back charges	418	3,680	3,935	15,755

Non-GAAP net loss before non-GAAP income taxes	(12)	(2,930)	(6,578)	(16,645)
Non-GAAP income taxes	—	—	—	—

Non-GAAP net loss	$(12)	$(2,930)	$(6,578)	$(16,645)

Non-GAAP basic and diluted net loss per share	$(0.00)	$(0.13)	$(0.30)	$(0.74)
Weighted average common shares outstanding — basic and diluted	22,265	22,281	22,028	22,345

This supplemental financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Stellent believes the non-GAAP supplemental financial measures better reflect its operating performance as they exclude the effects of non-cash or non-recurring charges related primarily to expenses such as amortization of certain intangible assets and restructuring charges.

Stellent’s management uses the non-GAAP supplemental financial measures to evaluate Stellent’s financial results, develop budgets and manage expenditures. These non-GAAP measures may differ from the non-GAAP measures used by other companies.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: April 30, 2004

STELLENT, INC. (Registrant)

	By	/s/ Gregg A. Waldon Gregg A. Waldon Chief Financial Officer, Treasurer and Secretary (Principal financial and accounting officer and duly authorized signatory on behalf of the registrant)

INDEX TO EXHIBITS

Exhibit No.		Method of Filing
99	Stellent, Inc. press release dated April, 2004.	Filed Electronically